                                                                 Page 1 of 2
                                                                 Exhibit (11)

                               THE LTV CORPORATION
                 Calculation of Primary Earnings Per Share (EPS)
                   (Dollar amounts in millions except for EPS)
                            (Share data in thousands)

                                                                          Three Months Ended March 31,
                                                       --------------------------------------------------------------------
                                                                    1997                                 1996
                                                       -------------------------------      -------------------------------
                                                        Shares     Amount      EPS           Shares     Amount       EPS
                                                       ---------  ---------  ---------      ---------  ---------   --------
Net income                                                         $    26.8                            $    13.3

Preferred stock dividend requirements                                   (0.6)                                (0.6)
                                                                   ---------                            ---------
                                                                        26.2                                 12.7
Share base:
     Average common stock outstanding                   105,028                              105,360
Common Stock equivalent shares resulting from
     outstanding Series A Warrants, Stock Options
         and Restricted Stock                               102                                   55
Common Stock issuable upon conversion of
     Series B Preferred Stock                             2,926          0.6                  (A)
                                                       --------    ---------                 -------    ---------
                                                        108,056    $    26.8                 105,415    $    12.7
                                                       ========    =========                 =======    =========

PRIMARY EARNINGS PER SHARE                                                   $    0.25                             $   0.12
                                                                             =========                             ========






(A) Addition of these shares would result in antidilution.

                                                                    Page 2 of 2
                                                                   Exhibit (11)

                                                            THE LTV CORPORATION

              Calculation of Fully Diluted Earnings Per Share (EPS)
                   (Dollar amounts in millions except for EPS)
                            (Share data in thousands)

                                                                            Three Months Ended March 31,
                                                           ---------------------------------------------------------------------
                                                                         1997                                 1996
                                                           -------------------------------       -------------------------------
                                                            Shares      Amount      EPS           Shares     Amount      EPS
                                                           ---------   ---------  --------       ---------  ---------  ---------
Net income                                                             $    26.8                            $   13.3

Preferred stock dividend requirements                                       (0.6)                               (0.6)
                                                                       ---------                            --------
                                                                            26.2                                12.7
Share base:
     Average common stock outstanding                       105,028                               105,360
Common Stock equivalent shares resulting from
     outstanding Series A Warrants, Stock Options
         and Restricted Stock                                   108                                    58
Common Stock issuable upon conversion of
     Series B Preferred Stock                                 2,926          0.6                   (A)
Common Stock issuable upon conversion of
     Senior Secured Convertible Notes                        (A)                                   (A)
                                                           ---------   ---------                 ---------  ---------
                                                            108,062    $    26.8                 105,418    $    12.7
                                                           =========   =========                 =========  =========

FULLY DILUTED EARNINGS PER SHARE                                                  $   0.25                             $    0.12
                                                                                  ========                             =========






(A) Addition of these shares would result in antidilution.